As filed with the Securities and Exchange Commission on November 1, 2016.

Registration No. 333-200183

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Ashford, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-5292553
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

ASHFORD, INC. 2014 INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

David A. Brooks
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
(Name and address of agent for service)

(972) 490-9600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	N/A	N/A	N/A	N/A

(1) The Registrant is not registering additional securities. Registration fees were originally paid by Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-8 (file No. 333-200183). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment.

Explanatory Note

Effective as of October 31, 2016, Ashford Inc. changed its state of incorporation from Delaware to Maryland. This reincorporation was effectuated by a merger (the “Reincorporation Merger”) of Ashford Inc., a Delaware corporation (“Ashford Delaware”), with and into Ashford Inc., a Maryland corporation (“Ashford Maryland”), then a wholly owned Maryland subsidiary established for such purpose. The Reincorporation Merger was approved by the requisite vote of stockholders at Ashford Delaware’s Special Meeting of Stockholders on October 27, 2016. As a result of the Reincorporation Merger, Ashford Maryland is deemed to be the successor issuer of Ashford Delaware under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ashford Delaware and Ashford Maryland, as issuer and successor issuer, respectively, under Rule 12g-3 of the Exchange Act, are collectively referred to herein as the “Registrant.”

The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 333-200183 (the “Registration Statement”), pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Registrant’s reincorporation in the State of Maryland from the State of Delaware pursuant to the Reincorporation Merger.

In accordance with Rule 414(d) under the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Ashford Delaware pursuant to Rule 12g-3 of the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act.  The applicable registration fees were paid at the time of the original filing of the Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference into this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

(a)                                 Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on March 15, 2016;

(b)                                 Quarterly Reports on Form 10-Q for the quarter ended June 30, 2016, filed with the Commission on August 9, 2016, and for the quarter ended on March 31, 2016, filed with the Commission on May 10, 2016;

(c)                                  Current Reports on Form 8-K filed with the Commission on September 23, 2016, August 9, 2016, August 5, 2016, August 4, 2016, June 24, 2016, June 7, 2016, May 23, 2016, May 11, 2016, May 9, 2016, May 6, 2016, May 5, 2016, April 13, 2016, April 12, 2016, April 1, 2016, March 30, 2016, March 28, 2016, March 23, 2016, March 16, 2016, March 1, 2016, February 26, 2016, February 25, 2016, and January 26, 2016; and

(d)                                 the description of Registrant’s Common Stock, par value $0.01 per share, contained in the Amendment No. 8 to the Registration Statement on Form 10 filed with the Commission on November 1, 2016.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities remaining unsold at the time of the amendment. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, or in any document forming any part of the Section 10(a) prospectus to be delivered to participants in connection with, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

None.

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Item 6. Indemnification of Directors and Officers and Plan Administrator

The Maryland General Corporation Law (the “MGCL”) permits a corporation to indemnify its directors, officers, employees and agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred unless it is established that (1) the act or omission of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with active and deliberate dishonesty, (2) the person actually received an improper personal benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful. The MGCL provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. The MGCL also provides that a person may not be indemnified in respect of any proceeding alleging improper personal benefit in which the person was found liable on the grounds that personal benefit was improperly received. The person found liable in the derivative proceeding or in the proceeding alleging improper personal benefit may petition a court to nevertheless order indemnification for expenses if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The MGCL provides that unless otherwise provided in the corporation’s charter, a director who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses.

The MGCL provides that reasonable expenses incurred by a director who is a party to a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if the corporation receives a written affirmation from the person to receive the advancement of that person’s good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by the person to repay the advanced amount if it is ultimately determined that he or she has not met the standard of conduct.

The Amended and Restated Articles of Incorporation and the Bylaws of the Registrant generally provide for the indemnification of the Registrant’s directors and officers and, with the approval of the Registrant’s board of directors, the Registrant’s employees and agents, to the fullest extent permitted by the MGCL.

The Registrant has entered into indemnification agreements with its directors and executive officers that obligate it to indemnify its directors and executive officers and advance expenses as described above.

The advisory agreements between the Registrant and Ashford Hospitality Prime, Inc. (“Ashford Prime”) and between the Registrant and Ashford Hospitality Trust, Inc. (“Ashford Trust”) provide for indemnification by the Registrant of Ashford Prime and Ashford Trust and their respective directors, officers and employees and indemnification by Ashford Prime and Ashford Trust of the Registrant’s directors, officers and employees for certain liabilities. The amount of these indemnity obligations is unlimited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

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Exhibit No.	Description

4.1

Specimen Common Stock Certificate of Ashford Inc. (incorporated herein by reference to Exhibit 4.1 to Ashford Inc.’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 1, 2016).

4.2

Amended and Restated Rights Agreement, dated as of August 12, 2015, between Ashford Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 10.3 to Ashford Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2015).

4.3

Amendment No. 1 to the Amended and Restated Rights Agreement, dated October 31, 2016, between Ashford Inc. and Computershare Trust Company, N.A., which includes the Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016).

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Hogan Lovells US LLP (included as Exhibit 5.1).

23.2	Consent of BDO USA, LLP.

23.3	Consent of Ernst & Young LLP.

24.1	Power of Attorney.

99.1

Ashford, Inc. 2014 Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2014).

99.2	Amendment No. 1 to the Ashford, Inc. 2014 Incentive Plan.

Item 9. Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 1st day of November, 2016.

ASHFORD, INC.

By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Chairman of the Board	November 1, 2016
Monty J. Bennett	(principal executive officer)

*	Chief Financial Officer (principal financial officer)	November 1, 2016
Deric S. Eubanks
*	Chief Accounting Officer (principal accounting officer)	November 1, 2016
Mark L. Nunneley
*	Director	November 1, 2016
Dinesh P. Chandiramani
*	Director	November 1, 2016
Darrell T. Hail
*	Director	November 1, 2016
J. Robison Hays
*	Director	November 1, 2016
John Mauldin
*	Director	November 1, 2016
Gerald J. Reihsen, III
*	Director	November 1, 2016
Brian Wheeler

* By:	/s/ David A. Brooks
Name: David A. Brooks
Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
4.1

Specimen Common Stock Certificate of Ashford Inc. (incorporated herein by reference to Exhibit 4.1 to Ashford Inc.’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 1, 2016).

4.2

Amended and Restated Rights Agreement, dated as of August 12, 2015, between Ashford Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 10.3 to Ashford Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2015).

4.3

Amendment No. 1 to the Amended and Restated Rights Agreement, dated October 31, 2016, between Ashford Inc. and Computershare Trust Company, N.A., which includes the Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated herein by reference to Exhibit 4.1 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 1, 2016).

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Hogan Lovells US LLP (included as Exhibit 5.1).

23.2*	Consent of BDO USA, LLP.

23.3*	Consent of Ernst & Young LLP.

24.1**	Power of Attorney.

99.1

Ashford, Inc. 2014 Incentive Plan (incorporated herein by reference to Exhibit 10.8 to Ashford Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2014).

99.2*	Amendment No. 1 to the Ashford, Inc. 2014 Incentive Plan.

*              Filed herewith.

**           Previously filed.